UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8-K
______________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2013

NVIDIA CORPORATION (Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 San Tomas Expressway, Santa Clara, CA (Address of principal executive offices)	95050 (Zip Code)
Registrant’s telephone number, including area code: (408) 486-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 11, 2013 the Board of Directors of NVIDIA Corporation (“NVIDIA”) appointed Colette Kress as executive vice president and chief financial officer of NVIDIA, contingent upon the commencement of her employment which is expected later in the month. In that capacity she will also serve as the principal financial officer of NVIDIA.

Ms. Kress, age 46, most recently served as senior vice president and chief financial officer of the Business Technology and Operations Finance organization at Cisco Systems, Inc., a networking equipment company, since 2010. At Cisco, Ms. Kress was responsible for financial strategy, planning, reporting and business development for all business segments, engineering and operations. From 1997 to 2010 she held a variety of positions at Microsoft Corporation, a software company, including, beginning in 2006, chief financial officer of the Server and Tools division, where she was responsible for financial strategy, planning, reporting and business development for the division. Prior to joining Microsoft, she spent eight years at Texas Instruments Inc., a semiconductor company, where she held a variety of finance positions. Ms. Kress holds a B.S. degree in Finance from University of Arizona and an MBA from Southern Methodist University.
In connection with Ms. Kress’ appointment, Karen T. Burns will step down as NVIDIA’s interim chief financial officer and principal financial officer, but will continue to serve as NVIDIA’s vice president, corporate controller and tax.

Ms. Kress’ offer letter provides that Ms. Kress will be employed by NVIDIA “at will” and contains the following additional terms:

(1)	She will receive an annual base salary of $500,000;

(2)
She will be eligible to receive annual incentive compensation targeted at 110% of her base salary pursuant to the NVIDIA Fiscal Year 2014 Variable Compensation Plan, filed as Exhibit 10.1 to a Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2013;

(3)
She will receive an initial sign-on bonus of $1,500,000, which must be repaid to NVIDIA if Ms. Kress resigns or is terminated during the first twelve months after her employment start date, and a first anniversary bonus of $1,000,000, subject to her continued employment on the one year anniversary of her employment start date, which must be repaid to NVIDIA if Ms. Kress resigns or is terminated during the one year period following her receipt of such first anniversary bonus;

(4)
She will receive a grant of 220,000 restricted stock units, or RSUs, vesting over four years subject to her continuous employment, with 25% of the shares subject to the RSUs vesting on September 17, 2014, and 12.5% of the shares subject to the RSUs vesting every six months thereafter.  The terms of the RSUs will be governed by the NVIDIA 2007 Equity Incentive Plan, filed as Appendix A to the Definitive Proxy Statement for the 2013 Annual Meeting of Stockholders, filed with the SEC on April 2, 2013, and the form of RSU grant notice and RSU purchase agreement filed as Exhibit 10.22 to the Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2010 filed with the SEC on December 7, 2010;

(5)
She will be eligible to participate in the NVIDIA 2012 Employee Stock Purchase Plan, which is filed as Exhibit 10.6 to the Quarterly Report on Form 10-Q for the quarterly period ended April 29, 2012 filed with the SEC on May 23, 2012;

(6)	She will be eligible to participate in our comprehensive benefits programs.
A copy of the offer letter is filed hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the offer letter is subject to, and qualified in its entirety by, the offer letter.
Ms. Kress is also expected to enter into NVIDIA’s standard indemnity agreement, filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on March 7, 2006; which would require NVIDIA to indemnify Ms. Kress, under the circumstances and to the extent provided for therein, against certain expenses and other amounts incurred by Ms. Kress as a result of being made a party to certain actions, suits, proceedings and the like by reason of her position as an officer of NVIDIA.
ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter, dated September 3, 2013, between NVIDIA Corporation and Colette Kress.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation
Date: September 16, 2013	By: /s/ David M. Shannon
David M. Shannon
General Counsel and Executive Vice President, Human Resources

EXHIBIT INDEX

Exhibit Number	Description
10.1	Offer Letter, dated September 3, 2013, between NVIDIA Corporation and Colette Kress.